THE VICTORY PORTFOLIOS
                           SHAREHOLDER SERVICING PLAN

         This Shareholder Servicing Plan (the "Plan") is adopted by The Victory Portfolios, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Company"), on behalf of each of its Funds (individually, a "Fund," and collectively, the "Funds") as set forth in Schedule I, as amended from time to time, subject to the following terms and conditions:

         SECTION 1. ANNUAL FEES.

         Shareholder Services Fee. Each Fund (or Class thereof, as the case may be) may pay to the distributor of its shares (the "Distributor") or financial institutions that provide certain services to the Funds, a shareholder services fee under the Plan at an annual rate not to exceed 0.25% of the average daily net assets of the Fund or Class attributable to the Distributor or financial institution thereof (the "Services Fee").

         Adjustment to Fees. Any Fund may pay a Services Fee to the Distributor or financial institution at a lesser rate than the fees specified in Section 1 hereof as agreed upon by the Board of Trustees and the Distributor or financial institution and approved in the manner specified in Section 3 of this Plan.

         Payment of Fees. The Services Fees will be calculated daily and paid monthly by each Fund at the annual rates indicated above.

         SECTION 2. EXPENSES COVERED BY THE PLAN.

         Services Fees may be used by the Distributor or financial institution for payments to financial institutions and persons who provide administrative and support services to their customers who may from time to time beneficially own shares, which may include (i) establishing and maintaining accounts and records relating to shareholders; (ii) processing dividend and distribution payments from the Fund on behalf of shareholders; (iii) providing information periodically to shareholders showing their positions in shares and integrating such statements with those of other transactions and balances in shareholders' other accounts serviced by such financial institution; (iv) arranging for bank wires; (v) responding to shareholder inquiries relating to the services performed; (vi) responding to routine inquiries from shareholders concerning their investments; (vii) providing subaccounting with respect to shares beneficially owned by shareholders, or the information to the Fund necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders; (ix) assisting in processing purchase, exchange and redemption requests from shareholders and in placing such orders with our


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service  contractors;  (x) assisting  shareholders in changing dividend options, account designations and addresses; (xi) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as the Fund may reasonably request to the extent the Distributor or financial institution is permitted to do so under applicable statutes, rules and regulations.

         SECTION 3. APPROVAL OF TRUSTEES.

         Neither the Plan nor any related agreements will take effect until approved by a majority of both (a) the full Board of Trustees of the Company and
(b) those Trustees who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

         SECTION 4. CONTINUANCE OF THE PLAN.

         The Plan will continue in effect until June 5, 1996, and thereafter for successive twelve-month periods: provided, however, that such continuance is specifically approved at least annually by the Trustees of the Fund and by a majority of the Qualified Trustees.

         SECTION 5. TERMINATION.

         The Plan may be terminated at any time with respect to a Fund (i) by the Company without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund (or, the shareholders of a particular class, if applicable) or (ii) by a vote of the Qualified Trustees. The Plan may remain in effect with respect to a Fund even if the Plan has been terminated in accordance with this Section 5 with respect to any other Fund.

         SECTION 6. AMENDMENTS.

         No material amendment to the Plan may be made unless approved by the Company's Board of Trustees in the manner described in Section 3 above.

         SECTION 7. SELECTION OF CERTAIN TRUSTEES.

         While the Plan is in effect, the selection and nomination of the Company's Trustees who are not interested persons of the Fund will be committed to the discretion of the Trustees then in office who are not interested persons of the Company.

         SECTION 8. WRITTEN REPORTS.

         In each year during which the Plan remains in effect, a person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement will prepare and furnish to the Company's Board of Trustees, and the Board will review, at least quarterly, written reports complying with the requirements of the Rule which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

         SECTION 9. PRESERVATION OF MATERIALS.

         The Company will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 8 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

         SECTION 10. LIMIT OF LIABILITY.

         The limitation of shareholder liability set forth in the Company's Declaration of Trust is hereby acknowledged. The obligations of the Company under this Plan, if any, shall not be binding upon the Trustees individually or upon holders of shares of the Company individually but shall be binding only upon the assets and property of the Company, and upon the Trustees insofar as they hold title thereto.

         SECTION 11. MEANINGS OF CERTAIN TERMS.

         As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act by the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the Company executed this Plan as of June 5, 1995.

                                                  The Victory Portfolios

                                                  By:/s/ Leigh A. Wilson
                                                     --------------------
                                                           President

                                   SCHEDULE I

         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of The Victory Portfolios:

Name of Fund                                                          Class
------------                                                          -----

The Victory Balanced Fund                                             A/B
The Victory Diversified Stock Fund                                    A/B
The Victory Government Mortgage Fund                                  A
The Victory Growth Fund                                               A
The Victory Intermediate Income Fund                                  A
The Victory International Growth Fund                                 A/B
The Victory Investment Quality Bond Fund                              A
The Victory Limited Term Income Fund                                  A
The Victory Ohio Municipal Bond Fund                                  A
The Victory Ohio Regional Stock Fund                                  A/B
The Victory Prime Obligations Fund                                    A
The Victory Special Value Fund                                        A/B
The Victory Tax-Free Money Market Fund                                A
The Victory U.S. Government Obligations
         Money Market Fund                                            Service
The Victory Value Fund                                                A
The Victory Stock Index Fund                                          A
The Victory Fund for Income                                           A
The Victory Government Bond Fund                                      A/B
The Victory National Municipal Bond Fund                              A/B
The Victory New York Tax-Free Fund                                    A/B
The Victory Ohio Municipal Money Market Fund                          A
The Victory Special Growth Fund                                       A
The Victory Institutional Money Market Fund                           Service

                                   SCHEDULE I

                           Amended as of March 1, 1997

         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of The Victory Portfolios:

Name of Fund                                                      Class
------------                                                      -----

1.       The Victory Balanced Fund                                A/B
2.       The Victory Diversified Stock Fund                       A/B
3.       The Victory Government Mortgage Fund                     A
4.       The Victory Growth Fund                                  A
5.       The Victory Intermediate Income Fund                     A
6.       The Victory International Growth Fund                    A/B
7.       The Victory Investment Quality Bond Fund                 A
8.       The Victory Limited Term Income Fund                     A
9.       The Victory Ohio Municipal Bond Fund                     A
10.      The Victory Ohio Regional Stock Fund                     A/B
11.      The Victory Prime Obligations Fund                       A
12.      The Victory Special Value Fund                           A/B
13.      The Victory Tax-Free Money Market Fund                   A
14.      The Victory U.S. Government Obligations Fund             Select Shares
15.      The Victory Value Fund                                   A
16.      The Victory Stock Index Fund                             A
17.      The Victory Fund for Income                              A
18.      The Victory Government Bond Fund                         A/B
19.      The Victory National Municipal Bond Fund                 A/B
20.      The Victory New York Tax-Free Fund                       A/B
21.      The Victory Ohio Municipal Money Market Fund             A
22.      The Victory Special Growth Fund                          A
23.      The Victory Institutional Money Market Fund              Select Shares
24.      The Victory Lakefront Fund                               A
25.      The Victory Real Estate Investment Fund                  A

                                   SCHEDULE I
                           Amended as of March 2, 1998
--------------------------------------------------------------------------------
1. Victory Balanced Fund                26. Victory Federal Money Market Fund
         Class A Shares                          Investor Shares
         Class B Shares                          Select Shares
         Key Shares                     27. Victory Convertible Securities Fund
2.  Victory Diversified Stock Fund      28. Victory LifeChoice Conservative
         Class A Shares                          Investor Fund
         Class B Shares                 29. Victory LifeChoice Growth
3.  Victory Government Mortgage Fund             Investor Fund
4.  Victory Growth Fund                 30. Victory LifeChoice Moderate
5.  Victory Financial Reserves Fund              Investor Fund
6.  Victory Fund for Income
7.  Victory Institutional Money Market Fund
         Investor Shares
         Select Shares
8.  Victory Intermediate Income Fund
9.  Victory International Growth Fund
         Class A Shares
         Class B Shares
10. Victory Investment Quality Bond Fund
11. Victory Lakefront Fund
12. Victory Limited Term Income Fund
13. Victory National Municipal Bond Fund
         Class A Shares
         Class B Shares
14. Victory New York Tax-Free Fund
         Class A Shares
         Class B Shares
15. Victory Ohio Municipal Bond Fund
16. Victory Ohio Municipal Money Market Fund
17. Victory Ohio Regional Stock Fund
         Class A Shares
         Class B Shares
18. Victory Prime Obligations Fund
19. Victory Real Estate Investment Fund
20. Victory Special Growth Fund
21. Victory Special Value Fund
         Class A Shares
         Class B Shares
22. Victory Stock Index Fund
23. Victory Tax-Free Money Market Fund
24. Victory U.S. Government Obligations Fund
         Investor Shares
         Select Shares
25. Victory Value Fund
--------------------------------------------------------------------------------


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                                                    SCHEDULE I
                                            Amended as of May 29, 1998


1. Victory Balanced Fund                                   26.Victory Federal Money Market Fund
         Class A Shares                                             Investor Shares
         Class B Shares                                             Select Shares
2. Victory Diversified Stock Fund                          27.Victory Convertible Securities Fund
         Class A Shares                                    28.Victory LifeChoice Conservative Investor Fund*
         Class B Shares                                    29.Victory LifeChoice Growth Investor Fund*
3. Victory Government Mortgage Fund                        30.Victory LifeChoice Moderate Investor Fund*
4. Victory Growth Fund                                     31.Victory Maine Municipal Bond Fund
5. Victory Financial Reserves Fund                              (Intermediate)
6. Victory Fund for Income                                 32.Victory Maine Municipal Bond Fund
7. Victory Institutional Money Market Fund                      (Short-Intermediate)
         Investor Shares                                   33.Victory Michigan Municipal Bond Fund
         Select Shares                                     34.Victory Equity Income Fund
8. Victory Intermediate Income Fund                        35.Victory National Municipal Bond Fund (Long)
9. Victory International Growth Fund                       36.Victory National Municipal Bond Fund
         Class A Shares                                          (Short-Intermediate)
         Class B Shares
10.Victory Investment Quality Bond Fund
11.Victory Lakefront Fund
12.Victory Limited Term Income Fund
13.Victory National Municipal Bond Fund
         Class A Shares
         Class B Shares
14.Victory New York Tax-Free Fund
         Class A Shares
         Class B Shares
15.Victory Ohio Municipal Bond Fund
16.Victory Ohio Municipal Money Market Fund
17.Victory Ohio Regional Stock Fund
         Class A Shares
         Class B Shares
18.Victory Prime Obligations Fund
19.Victory Real Estate Investment Fund
20.Victory Special Growth Fund
21.Victory Special Value Fund
         Class A Shares
         Class B Shares
22.Victory Stock Index Fund
23.Victory Tax-Free Money Market Fund
24.Victory U.S. Government Obligations Fund
         Investor Shares
         Select Shares
25.Victory Value Fund


* Although these funds have been approved for the Plan, no fees are taken for the LifeChoice Funds.